UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2006

VISTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 5, 2006, Vista Gold Corp. (“Vista”) announced that, subject to board approval and satisfaction of a number of other conditions, it has reached an agreement with Luzon Minerals Ltd. (“Luzon”) to extend the deadline for Luzon to make the US$2.6 million cash payment currently payable to Vista by Luzon on December 6, 2006 to January 30, 2007.  The agreement to extend the deadline set under the terms of the existing purchase option agreement between Vista and Luzon (as previously announced by Vista) is subject to satisfaction of the conditions described below.  If these conditions are satisfied, the existing purchase option agreement will be replaced with a new option agreement substantially on the terms described below.  If these conditions are not satisfied, the existing purchase option agreement will remain in effect and the US$2.6 million payment will be payable on January 30, 2007.  Under the existing agreement, Luzon will not acquire title to the project until all payments have been made.

The agreement to extend the payment deadline is subject to the following conditions:

1.             Luzon immediately restructure its board of directors to, among other things, include a director nominated by Vista.

2.             By no later than January 30, 2007, Luzon will have:

(a)           demonstrated to the satisfaction of Vista that it has management in place to undertake technical and on-site management of the Amayapampa project;

(b)           arranged sufficient funding, or have established and approved a funding plan acceptable to Vista, to fund project and corporate activities sufficient to complete the option period;

(c)           executed a new option agreement with Vista to replace the existing purchase option agreement that sets out the terms on which Vista agreed to sell, and Luzon agreed to buy, the Amayapampa project from Vista.  Under the new option agreement, Vista would grant Luzon an 18-month option to purchase a 90% interest in Vista’s interests in the Amayapampa project, on substantially the terms described below.  The consideration for the option will be:

(i)             the payments and shares already received as part of the existing agreement;

(ii)            a monthly payment of US$20,000 payable during the option period in cash or shares of Luzon;

(iii)           payment to Vista of all outstanding accounts receivable to be made on closing; and

(iv)          the assumption of all future holding costs, including rents, legal fees, etc. for the Amayapampa project and resumption by Luzon of project management and site activities.

The purchase price will consist of the following:

(v)           The delivery of a Canadian National Instrument 43-101 compliant bankable feasibility study within six months of the effective date of the new option agreement.

(vi)          The arrangement for the 100% financing of the construction, including all working capital (through to commercial production), of the Amayapampa mine within 18 months of the effective date.

(vii)         Payment to Vista of a net smelter royalty, graduated for gold price, to be negotiated between the parties, but substantially similar to the royalty in the existing agreement.

Other terms will be negotiated, but will include a requirement that until the mine has been in commercial production for two years, Vista will be entitled to nominate a director to Luzon’s board of directors.

Item 8.01               Other Events.

On December 5, 2006, the Company issued a press release announcing the agreement to extend the payment deadline and enter into a new agreement with Luzon.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1            Press Release of Vista Gold Corp. dated December 5, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: December 7, 2006